Exhibit 1.01

Dolby Laboratories, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2014

Introduction

This Conflict Minerals Report (the “Report”) of Dolby Laboratories, Inc. (“Dolby” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2014 to December 31, 2014. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives which include tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Dolby has determined that certain Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by us during calendar year 2014. These products are referred to in this Report as “Covered Products.” As a result, Dolby has conducted a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if Conflict Minerals originated in the Covered Countries. Based on our RCOI, Dolby believes that certain of the Conflict Minerals used in our products may have originated in the Covered Countries. As a result of this finding, we performed additional due diligence on the source and chain of custody of these Conflict Minerals based on the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, (“Framework”) to determine if the Conflict Minerals that may have originated in the Covered Countries benefited armed groups. As such, we believe our process was reasonably designed and performed in good faith. After performing the RCOI and due diligence in conformity with the Framework, we were unable to comprehensively determine the origin of all Conflict Minerals used in our products, the facilities used to process them, their country of origin, and their mine or location of origin. We received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries.

Much of Dolby’s revenues are associated with Licensing and Services as opposed to physical hardware products. As reported in Dolby’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014, Dolby’s Product (hardware) revenue for the period comprised approximately 6% of reported revenues of $960.2 million. Most of Dolby’s hardware products are manufactured by contract manufacturers. These factors result in a relatively small supply base as indicated in the RCOI summary.

Descriptions of Covered Products*

Product	Description

Digital Cinema Products	Digital Cinema Products are used for digital encoding, distribution, and playback. Our digital cinema server is used to load, store, decrypt, decode, and re-encrypt digital film files for presentation on digital cinema projectors. We also provide products that encrypt, encode, and package digital films, and digital cinema processors to decode digital cinema soundtracks.

Film-based Cinema Products	Film-based Cinema Processors are used to read, decode and playback a film soundtrack and calibrate the sound system in a movie theater.

Professional Reference Monitors	Professional Reference Monitor is a video monitor used during the production and post-production of cinematic and video content in situations where grade 1 reference performance is required.

Broadcast Products	Broadcast Products are used to encode, transmit, and decode multiple channels of high quality audio for Digital Television (DTV) and High-Definition Television (HDTV) program production and broadcast distribution, and to measure the loudness of broadcast audio content.

Digital 3D Products	Digital 3D Products deliver a 3D image with an existing digital cinema server and white (or silver) screen. Our Dolby 3D glasses feature high quality multicoated lenses that deliver sharp 3D images.

Voice Conference Phone Products	The Dolby Conference Phone is a dual mode device—an endpoint for Dolby Voice enabled services and a SIP (Session Initiation Protocol) conference phone for IP telephony environments.

*	This report does not include products of certain acquired businesses (including Doremi) in accordance with Instruction (3) to Item 1.01 of Form SD.

RCOI

Our RCOI consisted of submitting the Conflict-Free Sourcing Initiative (CFSI) Conflict Minerals Reporting Template (“CMRT”) to our contract manufacturers and suppliers of materials/products/components received by Dolby in 2014. Responses were reviewed for completeness and consistency, and we routinely followed up with our contract manufacturers and component suppliers for corrections and clarifications as needed. We submitted this questionnaire to 38 contract manufacturers and component suppliers. We did not receive complete responses to the questionnaire from 3 of these contract manufacturers and suppliers (7.9%). Of the responses received, 7 suppliers indicated that they source Conflict Minerals from the Covered Countries. Based on these 7 responses, we conducted additional due diligence on the smelters and refiners identified.

Due Diligence Framework

Dolby’s Due Diligence program was designed to be in conformance in all material respects with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition.

Due Diligence Measures Taken

The due diligence measures taken include, but are not limited to, those described as follows:

Dolby assembled a Conflict Minerals project team with representatives from Engineering, Legal, and Procurement to develop and execute its Conflict Minerals program. Dolby adopted a Conflict Minerals Policy available at http://www.dolby.com/us/en/about/conflict-minerals-policy.html which describes our commitment to minimizing the use of Conflict Minerals that finance or benefit armed groups. Dolby communicated this policy to our suppliers and contract manufacturers. We encourage suppliers to seek conflict-free sources of Conflict Minerals that are certified as conflict-free by third-party audits such as those provided by the Conflict-Free Smelter Program (“CFSP”). If we become aware of a contract manufacturer or supplier who does not meet the expectations specified in our Conflict Minerals Policy, our Director of Procurement has the ability to seek alternative sources of supply for our products or components. We support the development of industry guidance through participation in industry groups on the topic of conflict minerals.

Findings and Conclusions

Dolby did not receive responses from certain of our contract manufacturers and component suppliers. We received inconclusive data from our direct suppliers and material source information is still developing. Therefore, we are unable to make a definitive determination about the source of the tin, tungsten, tantalum or gold in our products. We received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries. Some suppliers disclosed to us that scrap/recycled sources of gold, tantalum, tin and/or tungsten were identified in their supply chains and therefore did not require due diligence. The table in Annex 1 lists the names and countries of the smelters or refiners reported by our suppliers. Annex 2 lists the countries of origin identified as the sources of those smelters and refiners. Since the end of 2014, we have made repeated attempts to secure CMRTs from three non-responsive suppliers. Our Director of Procurement will determine if Dolby will continue to purchase components from these non-responsive suppliers or if alternative suppliers can be identified and utilized in the future. We have also started the process of including provisions relating to gathering Conflict Minerals information in our supply contracts to encourage greater cooperation by the companies in our supply chain.

We believe that requesting our contract manufacturers and component/product/material suppliers to complete the CFSI Conflict Minerals Reporting Template and encouraging these upstream suppliers to source materials from conflict-free sources such as those certified by the CFSP, the communication of our Conflicts Minerals Policy, as well as our review of the smelter information provided and our review of the country of origin of source materials of those smelters represents a reasonable effort to determine the mines or location of origin of the Conflict Minerals in our supply chain.

Independent Private Sector Audit (IPSA)

Not required for reporting year 2014.

Annex 1

The table below describes the smelters and refiners reported by our contract manufacturers and component/product/ materials suppliers in their CMRT as of March 31, 2015:

Metal	Smelter/Refiner Names	Smelter/Refiner Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk	RUSSIAN FEDERATION
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	ASARCO Incorporated	UNITED STATES
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Gaoyao Co	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	AUSTRIA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Incorporated	UNITED STATES
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Industry Group	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co.,Ltd	CHINA
Gold	Johnson Matthey Gold and Silver Refining Inc.	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazakhmys plc	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd	JAPAN

Gold	Korea Metal	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt. Ltd	INDIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant”	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Qiankun Gold and Silver	CHINA
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metal Refining	BELGIUM
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	United Precious Metal Refining Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	CBMM	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource., Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	KEMET Blue Powder	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Phoenix Metal Ltd	RWANDA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals Co. Ltd.	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material CO.,LTD	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Yunnan Tin Group (Holding) Co., Lt.	CHINA
Tin	Alpha	UNITED STATES
Tin	Chengfeng Metals Co Pte Ltd	SINGAPORE
Tin	China Rare Metal Materials Company	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Coopersanta	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dongguan Qiandao Tin Co., Ltd	CHINA
Tin	Dowa	JAPAN
Tin	EFD INC.	UNITED STATES
Tin	EM Vinto	BOLIVIA

Tin	Fenix Metals	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Hyundai-Steel	KOREA, REPUBLIC OF
Tin	Jiangxi Nanshan	CHINA
Tin	JX Nippon Mining & Metals	JAPAN
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	CZECH REPUBLIC
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Huashan Non-ferrous Metals Smelting Factory	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	PBT	FRANCE
Tin	Poongsan Corporation	KOREA, REPUBLIC OF
Tin	Posco	KOREA, REPUBLIC OF
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Donna Kembara Jaya	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Rajwa International	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT TIMAH TBK	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Parkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. Refined Bangka Tin	PERU

Tin	Pure Technology	RUSSIAN FEDERATION
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Sumisho Material Corp.	JAPAN
Tin	Thailand Smelting & Refining Co., Ltd.	THAILAND
Tin	White Solder Metalurgia	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	ZhongShi Metal Co., Ltd	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou sinda W&Mo Co.,Ltd	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Inc.	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Saganoseki Smelter & Refinery	JAPAN
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten	WBH	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex 2

The table below provides a list of countries identified as sources of minerals for the smelters described in Annex 1

Angola	Djibouti	Madagascar	South Africa

Argentina	Egypt	Malaysia	South Korea

Australia	Estonia	Mexico	South Sudan

Austria	Ethiopia	Mongolia	Spain

Belgium	France	Mozambique	Suriname

Bolivia	Germany	Myanmar	Switzerland

Brazil	Guyana	Namibia	Taiwan

Burundi	Hungary	Netherlands	Tanzania

Canada	India	Nigeria	Thailand

Central African Republic	Indonesia	Peru	Uganda

Chile	Ireland	Portugal	United Kingdom

China	Israel	Republic of Congo	United States

Colombia	Japan	Russia	Vietnam

Côte D’Ivoire	Kazakhstan	Rwanda	Zambia

Czech Republic	Kenya	Sierra Leone	Zimbabwe

Democratic Republic of the Congo	Laos	Singapore

	Luxembourg	Slovakia